Exhibit 99.1

MRI Interventions Welcomes Pascal E.R. Girin to Board of Directors

Newest Director Brings Additional Medical Device Management Experience, Executive Perspective to Board

IRVINE, California, September 3, 2014 (GLOBE NEWSWIRE) -- MRI Interventions, Inc. (OTCQB: MRIC) today announced that industry veteran Pascal E.R. Girin has joined its Board of Directors. Mr. Girin possesses over two decades of management and executive experience in the field of medical technology with a proven track record of high performance in publicly traded and private equity-backed companies.

Mr. Girin has served as Executive Vice President and Chief Operating Officer of Wright Medical Technology, Inc. since November 2012. Prior to joining Wright Medical, Mr. Girin served in top management positions at Keystone Dental, Inc., first as Chief Operating Officer from October 2010 to February 2011, and then as Chief Executive Officer from February 2011 to June 2012 when the company successfully merged with Southern Implants Inc. From September 2003 to September 2010, Mr. Girin served in several executive roles at ev3 Inc., a public endovascular device company, including Executive Vice President and Chief Operating Officer, in which position he was responsible for managing the company’s $500 million worldwide business. From July 2008 to January 2010, Mr. Girin served as ev3’s Executive Vice President and President, Worldwide Neurovascular and International, during which time he led the company’s $150 million acquisition of Chestnut Medical. During his time at ev3, Mr. Girin also served as Senior Vice President and President, International; and General Manager, Europe. Prior to ev3, Mr. Girin worked in various capacities at BioScience Europe Baxter Healthcare Corporation.

Mr. Girin has additionally served on the board of directors for a number of companies, including Keystone Dental, Inc., Tornier N.V. and Mauna Kea Technologies. Mr. Girin received his Engineering degree at the French Ecole des Mines.

“I am excited to join the board of such a groundbreaking company,” stated Mr. Girin. “I believe the company’s product platforms can vastly alter the landscape of surgical treatments for a number of neurological and cardiac disorders. I look forward to being a part of the ongoing commercialization and strategic planning surrounding these impactful technologies.”

Kimble Jenkins, CEO of MRI Interventions, said, "We are delighted to have Pascal join our team. Pascal brings in-depth knowledge and extensive experience in medical device management to our Board of Directors. His career has spanned all levels within medical device organizations, from managing large international divisions to running worldwide operations. We welcome him, his diverse experience and his valuable perspective to our Board.”

About MRI Interventions, Inc.

Building on the imaging power of MRI, MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain and heart. The company's ClearPoint® system utilizes a hospital’s existing diagnostic or intraoperative MRI scanner to enable a range of minimally invasive procedures in the brain. In partnership with Siemens Healthcare, MRI Interventions is developing the ClearTrace® system to enable MRI-guided catheter ablations to treat cardiac arrhythmias, including atrial fibrillation. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements often can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that, to different degrees, are uncertain and involve risk. Uncertainties and risks may cause MRI Interventions’ actual results and the timing of events to differ materially from those expressed in or implied by MRI Interventions’ forward-looking statements. Information on factors that could affect MRI Interventions’ actual results are described in our filings with the Securities and Exchange Commission, including, without limitation, MRI Interventions’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2014. Except as required by law, MRI Interventions undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact Information:

MRI Interventions, Inc.

David Carlson, CFO, 901-522-9300